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                                                                   EXHIBIT 10.8


[LONG DISTANCE
DIRECT INC. LOGO]

November 27, 1996

Kaire International
380 Lashley
Longmont, CO 80501

Re:      Telephone Services Agreement

Gentlemen:

                  This letter, when countersigned by Kaire International ("Kaire"), will confirm our agreement to provide long distance telephone and other telecommunications services upon the following terms and conditions.

                  1 . Long Distance Direct Holdings, Inc. ("LDDI") commits to establish a full service telecommunications product range for sale by Kaire's existing and future sales force. The product range will be co-extensive with the services offered by AT&T and MCI to their own customers.

                  2. LDDI confirms that (a) it is considered an Inter-Exchange Carrier (IXC) with its own CIC code and appropriate service licenses from the FCC, PSCs and PUCs, (b) it has its own operator services and (c) no access code or special dialing is required for use of LDDI's service.

                  3. LDDI's service will be based on its own direct contracts with AT&T and MCI, with each of which companies it has an excellent working relationship.

                  4. The product range may be sold under either LDDI's name or Kaire's name, or under a combination of the two. LDDI also has the right to utilize the AT&T and MCI names in describing its underlying carrier, and this benefit may be transferred into the Kaire product range.

                  5. Billing will be customized to reflect the Kaire pricing policies and all bills sent out to the end-subscribers can--if required--include the name of the network on which their traffic is being carried, i.e., AT&T or MCI.

                  6. All interstate traffic will be sold to Kaire at flat rates:
MCI at 10 cents per minute, AT&T at 11.5 cents per minute. These rates will remain fixed for the term of this Agreement. Intrastate and international rates will be on a state-by-state basis according to tariffs agreed upon with Kaire in respect of each of the underlying carriers and will be subject to changes in intrastate and international tariffs.



    1 Blue Hill Plaza . Pearl River, New York 10965. Phone: (914) 620-0765 .
                              Fax: (914) 620-0709
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         7. Provisioning to the networks will be accomplished within twenty-four hours after receipt of a properly completed telephone service order for MCI, and within five days after receipt of a properly completed telephone service order for AT&T.

         8. LDDI will retain ultimate exposure for uncollected billings ("bad debt"), but Kaire will undertake to use its best efforts to mitigate bad debt, including the offset of bad debt for telephone service against commissions or other amounts due by Kaire to the end-subscriber.

         9. LDDI will work with Kaire to develop suitable marketing materials as well as to provide training for all Kaire salesmen. LDDI will make available all training aids for Kaire at a mutually agreeable price.

         10. With respect to each end-subscriber to be brought onto the LDDI service, Kaire will be responsible for supplying LDDI with a telephone service purchase order in an electronic LDDI format, and to indicate the pricing plan for that subscriber. Thereafter, LDDI will be responsible for all aspects of that customer's service, including provisioning, billing and collection, together with the generation of monthly statements for Kaire itself in a format to be agreed upon.

         11. This Agreement shall become effective on December 1, 1996 and shall continue in full force and effect until December 31, 1997, unless sooner terminated in accordance with paragraph 12 of this Agreement.

         12. This Agreement may be terminated:

             (a) By mutual written agreement of the parties.

             (b) By either party if the other party commits a material breach of the terms of this Agreement and fails to substantially remedy such material breach within thirty (30) days after written notice thereof.

         13. During the term of this Agreement, LDDI agrees that it will not provide any telephone services to any company whose products and/or services are sold through a multi-level or network marketing organization.

         14. During the term of this Agreement, Kaire agrees that it will not purchase any telephone services for resale from any company other than LDDI.

         15. During the term of this Agreement, Kaire agrees to adhere to the LDDI and FCC guidelines with regard to the unauthorized acquisition of accounts ("slamming").

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         16. The parties agree that at any time and from time to time after the execution of this Agreement, either party will, upon the request of the other party, cooperate in good faith with the requesting party to negotiate and prepare such amendments or supplements to this Agreement as may be necessary in order to accomplish the purpose and terms hereof.

         17. Neither party shall be liable for any failure to comply with the terms of this Agreement due to acts of God; acts, regulations or laws of any government; riot, strike, or labor disturbances; destruction of product facilities and materials by fire, earthquake or storm; failure of public utilities or common carriers; or any other causes beyond the reasonable control of the affected party. Any party claiming force majeure as an excuse for nonperformance shall give prompt notice to the other party and shall promptly resume its performance as soon as possible.

         18. No waiver or breach of any term or condition of this Agreement shall operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce any provisions hereunder operate as a waiver of such provision or any other provision hereunder.

         19. The rights and obligations of each party under this Agreement shall not be assignable or otherwise transferable without the prior written consent of the other.

         20. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after sent by registered or certified mail, postage prepaid, or when receipt is confirmed if by telex, facsimile or other telegraphic means:

If to LDDI, to:

                         Long Distance Direct, Inc.
                         1 Blue Hill Plaza
                         Pearl River, New York 10965


If to Kaire, to:

                         Kaire International
                         380 Lashley
                         Longmont, Colorado 80501

or to such other address as any party shall have specified by notice to the other in accordance with this paragraph.

         21. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

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         22. Kaire acknowledges that LDDI has been represented by Day Campbell &
McGill in connection with this Agreement; that Day Campbell & McGill has not been retained by Kaire nor has Day Campbell & McGill undertaken to represent Kaire's interests in connection with this Agreement; that Kaire has been advised to retain independent counsel to represent its interests in connection with this Agreement; and that Kaire has had a reasonable opportunity to seek the advice of independent counsel of its choice in connection with this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please so acknowledge by signing the enclosed copy of this letter and returning it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        LONG DISTANCE DIRECT HOLDINGS, INC.



                                        By:  /s/ Steven Lampert
                                             -----------------------------------
                                             Steven Lampert, President

Agreed and accepted
as of the date first hereinabove written

KAIRE INTERNATIONAL



By:
    --------------------------
Its:
    --------------------------

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[LONG DISTANCE DIRECT INC. LETTERHEAD]

December 17, 1996

Kaire International, Inc.
380 Lashley
Longmont, Colorado 80501

            Re:  Telephone Service Agreement
                 ---------------------------

Gentlemen:

     This letter, when countersigned by Kaire International, Inc. ("Kaire"), will confirm our agreement to amend our prior agreement dated November 27, 1996 (the "Telephone Services Agreement") as follows:

     1. All terms defined in the Telephone Services Agreement and used herein shall have the meaning given them in the Telephone Services Agreement.

     2. Paragraph 11 of the Telephone Services Agreement is hereby amended to read in full as follows:

          "11. This Agreement shall become effective on December 1, 1996 and shall continue in full force and effect until December 31, 1999, unless sooner terminated in accordance with paragraph 12 of this Agreement."

     3. Except as expressly set forth herein, the Telephone Services Agreement shall remain in full force and effect.

     4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.



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Kaire International, Inc.
December 17, 1996
Page 2



        If the foregoing is in accordance with your understanding of our agreement, please so acknowledge by signing the enclosed copy of this letter and returning it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        LONG DISTANCE DIRECT HOLDINGS, INC.



                                        By: /s/ Steven Lampert
                                            ----------------------------------
                                            Steven Lampert, President

Agreed and accepted
as of the date first hereinabove written

KAIRE INTERNATIONAL, INC.


By: /s/ Robert L. Richard
   ------------------------------------
Its: CEO
   ------------------------------------